UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513 (Address of principal executive offices, including zip code)

(203) 401-6450 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 30, 2009, Proliance International, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary Aftermarket Delaware Corporation (the “Seller”) entered into a Sale and Purchase Agreement (the “Agreement”) with its subsidiary Nederlandse Radiateuren Fabriek B.V. (“NRF”), MC Radiator B.V.i.o. (the “Buyer”) and Mentha Capital Vintage Year II B.V. with respect to the sale of the outstanding capital stock of NRF to the Buyer, subject to the competitive bidding process described below. The purchase price for the stock as set forth in the Agreement is Euro 13.5 million. In connection with the Agreement, Buyer has agreed to deposit Euro 1.0 million into escrow to support its obligations under the Agreement.
     On July 2, 2009, the Company and certain of its United States subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court of the District of Delaware (the “Bankruptcy Court”). The cases are being jointly administered as In re: Proliance International, Inc., Case No. 09-12278.
     The Agreement and the transactions contemplated by the Agreement will be subject to the provisions of Section 363 of the Bankruptcy Code and approval by the Bankruptcy Court. Buyer entered into the Agreement as a “stalking horse” bidder, and its purchase of the capital stock of NRF under the Agreement is subject to Seller’s solicitation of higher or otherwise better offers pursuant to specified bidding procedures and an auction process to be conducted under the supervision of the Bankruptcy Court. The Agreement provides that the Seller will be obligated to pay a break-up fee equal to Euro 500,000, plus reimbursement of up to Euro 100,000 of Buyer’s reasonable expenses, in certain circumstances, including the consummation of a competing transaction with another bidder.
     The closing under the Agreement is subject to a number of conditions, including the entry of the bid procedures order by the Bankruptcy Court providing for the auction process and the approval of the breakup fee and expense reimbursement described above, the entry of a sale order by the Bankruptcy Court authorizing the completion of the transaction with Buyer, the release of liens held by Proliance’s senior lender and other customary conditions.
     The Agreement may be terminated by either party if the transaction has not been completed by 120 days after the execution of the Agreement, if Sellers enter into an agreement with respect to a competing transaction or if the Bankruptcy Court enters an order approving a competing transaction. The Agreement will also be terminated automatically if Sellers complete a competing transaction with another party, as well as by Buyer or Sellers in other customary circumstances.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed with the Bankruptcy Court, and may be viewed at www.pliinfo.com.

Item 8.01. OTHER EVENTS
     On January 4, 2010, the Company issued a press release relating to the matters described in this report. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
     The following exhibit is attached to this Current Report on Form 8-K:

99.1	Press Release dated January 4, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: January 5, 2010	By:	/s/ Richard A. Wisot
Richard A. Wisot
Vice President, Treasurer and Secretary

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